As Filed with the Securities and Exchange Commission on August 1, 1996
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             MobileMedia Corporation
             (Exact name of Registrant as specified in its charter)

              Delaware                                    22-3253006
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                           ---------------------------

                               65 Challenger Road
                          Ridgefield, New Jersey 07660
           (Address of Principal Executive Offices including Zip Code)

                           ---------------------------

                             1993 STOCK OPTION PLAN
                            (Full title of the plan)

                           ---------------------------

 KENNETH R. MCVAY, SENIOR VICE PRESIDENT                Copy to:
           AND GENERAL COUNSEL                  KENNETH M. POOVEY, ESQ.
         MOBILEMEDIA CORPORATION                   LATHAM & WATKINS
           65 Challenger Road              505 Montgomery Street, Suite 1900
      Ridgefield, New Jersey 07660          San Francisco, California 94111
             (201) 440-8400                         (415) 391-0600

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                           ---------------------------

- -----------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------

                                                             Proposed              Proposed
                                           Amount             Maximum               Maximum              Amount of
         Title of Securities                to be         Offering Price      Aggregate Offering       Registration
          to be Registered              Registered(1)        Per Share               Price                  Fee
- -----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par
value                                     1,400,000        $     8.50(2)        $ 11,900,000(2)         $    4,103
- -----------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------

(1) The 1993 Stock Option Plan, as amended ("1993 Plan") authorizes the issuance of an aggregate of 3,500,000 shares of Class A Common Stock, $.001 par value, of MobileMedia Corporation (the "Company")(the "Common Stock"), of which 1,400,000 shares are being registered hereunder. All of the shares which are being registered hereunder are available for future grants under the 1993 Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price is the average of the high and low sales price of the Common Stock in the over-the-counter market, as reported on the Nasdaq National Market, on July 25, 1996 (which were $9.00 and $8.00 respectively.)

================================================================================

Proposed sale to take place as soon after the effective date of the Registration
         Statement as options granted under the 1993 Plan are exercised.

                                  Total Pages 9
                             Exhibit Index on Page 5

PROSPECTUS SUPPLEMENT
                                  THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                                   COVERING SECURITIES THAT HAVE BEEN REGISTERED
                                                UNDER THE SECURITIES ACT OF 1933

                           1,400,000 ADDITIONAL SHARES
                             3,500,000 TOTAL SHARES
                             MOBILEMEDIA CORPORATION
                         COMMON STOCK ISSUABLE UNDER THE
                             1993 STOCK OPTION PLAN
                           OF MOBILEMEDIA CORPORATION

     This Prospectus Supplement relates to, amends and supplements the Prospectus dated December 18, 1995 (the "Prospectus") concerning the shares of the Class A Common Stock, par value $.001 per share (the "Common Stock"), of MobileMedia Corporation (the "Company"), reserved for issuance from time to time in connection with the 1993 Stock Option Plan of MobileMedia Corporation (the "Option Plan"). The Company will provide a copy of the Prospectus without charge to each participant in the Option Plan, upon written or oral request made to Kenneth R. McVay, Senior Vice President, General Counsel and Secretary, MobileMedia Corporation, 65 Challenger Road, Ridgefield Park, New Jersey 07660 (Telephone Number (201) 440-8400).

                          AMENDMENT TO THE OPTION PLAN

Increase in Number of Shares

     On February 21, 1996 and May 21, 1996, the Board of Directors adopted, and on May 21, 1996 the Company's stockholders approved, an amendment to the Option Plan (the "Amendment") increasing the number of shares reserved for issuance thereunder by 1,400,000 shares to a total of 3,500,000, in order to ensure a sufficient reserve of shares to permit further option grants to eligible participants under the Option Plan. The Amendment was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on May 21, 1996.

Eligibility to Participate

     The Amendment also provides that an officer or key employee (as determined by the Committee) of the Company and its Subsidiaries, as defined in the Option Plan, other than non-employee directors of the Company and members of the Committee (an "Eligible Employee"), is eligible to be granted options under the Option Plan. Status as an Eligible Employee will not be construed as a commitment that any option will be granted under the Option Plan. Subsidiaries of the Company include any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Committee will, in its discretion, grant options to Eligible Employees and will determine the terms of such options and the number of shares for which each may be exercised; provided, however, that the maximum number of shares which may be subject to Options granted under the Option Plan to any Eligible Employee in any calendar year shall not exceed 500,000. More than one option may be granted to an Eligible Employee. Options may be incentive stock options or nonqualified stock options.

                                 ---------------

     Neither of the Prospectus nor this Prospectus Supplement covers resales of shares acquired under the Option Plan. However, persons who are not officers or directors of the Company ordinarily may publicly resell shares acquired hereunder without compliance with Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), or registration under the Act in reliance on
Section 4(1) of the Act. Officers or directors of the Company or persons who are deemed to be affiliates of the Company ordinarily may publicly resell shares acquired hereunder by complying with the provisions of Rule 144, excluding the two-year holding period imposed by Rule 144, or registration under the Act.

     An officer or director of the Company who sells shares of the Common Stock of the Company received upon exercise of an option within six months after receipt of such option under any Plan may be obligated under Section 16(b) of the Exchange Act, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, to pay to the Company all or a portion of any amount of the sales price received for the shares sold in excess of the price paid for the shares purchased. Officers and directors of the Company are advised to consult their individual counsel in this regard prior to the purchase or sale of any such shares.

                                 ---------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
              STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
          OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     No person is authorized to give any information or to make any representations not contained in this Prospectus Supplement in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale may not be lawfully made. Neither this Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                 ---------------

                    THE DATE OF THIS PROSPECTUS SUPPLEMENT IS
                                July 31, 1996

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF PRIOR REGISTRATION STATEMENT

     This Registration Statement covers 1,400,000 additional securities registered for issuance under the 1993 Stock Option Plan of MobileMedia Corporation (the "1993 Plan"). On February 21, 1996 and May 21, 1996 the Board of Directors adopted, and on May 21, 1996 the Company's stockholders approved, an amendment to the 1993 Plan which increased the number of shares reserved for issuance thereunder by 1,400,000 shares to a total of 3,500,000 shares. A prior Registration Statement on Form S-8 covering an aggregate of 2,100,000 shares under the 1993 Plan was filed with the Commission on December 18, 1995 (Registration Statement No. 33-80555). The contents of this prior registration statement are incorporated by reference to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 3. Incorporation of Documents by Reference.

     The following documents of the Company filed with the Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed by MobileMedia Corporation (the "Company") with the Commission;

          (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed by the Company with the Commission;

          (c) Current Report on Form 8-K dated September 13, 1995, as amended by Form 8-K/A (Amendment No. 1) dated January 4, 1996 and Form 8-K/A (Amendment No. 2) dated March 19, 1996;

          (d) Current Report on Form 8-K dated June 26, 1996; and

          (e) The description of the Company's Common Stock contained in the Form 8-A Registration Statement used to register the Common Stock and filed with the Commission (file No. 0-26320), which was declared effective by the Commission on July 6, 1995, including any subsequently filed amendments and reports updating such description.

     In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 8.  Exhibits.

4(a)     Amendment to the MobileMedia Corporation 1993 Stock Option Plan.

5        Opinion of Latham & Watkins

23(a)    Consent of Latham & Watkins (included in Exhibit 5).

23(b)    Consent of Ernst & Young LLP.

24(a)    Power of Attorney (included on page 4 of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield Park, State of New Jersey on this 31 day of July, 1996.

                                        MobileMedia Corporation,
                                        a Delaware corporation

                                        By: s\DAVID A. BAYER
                                        ------------------------------------
                                              David A. Bayer
                                              Acting Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes David A. Bayer and Santo J. Pittsman and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                     Title                         Date
      ---------                     -----                         ----


s\David A. Bayer       Acting Chief Executive Officer and     July 31, 1996
- ---------------------  Director (Principal Executive Officer)
   David A. Bayer

s\Santo J. Pittsman    Chief Financial Officer and Senior     July 31, 1996
- ---------------------  Vice President (Principal Financial
   Santo J. Pittsman   and Accounting Officer)

s\Clifford A. Bean     Director                               July 31, 1996
- ---------------------
   Clifford A. Bean

s\John L. Bunce, Jr.   Director                               July 31, 1996
- ---------------------
   John L. Bunce, Jr.

s\Mitchell R. Cohen    Director                               July 31, 1996
- ---------------------
   Mitchell R. Cohen

s\Tully M. Friedman    Director                               July 31, 1996
- ---------------------
   Tully M. Friedman

s\F. Warren Hellman    Director                               July 31, 1996
- ---------------------
   F. Warren Hellman

                                INDEX TO EXHIBITS

Exhibit
Number                                                                     Page
- ------                                                                     ----

4(a)  Amendment to the MobileMedia Corporation 1993 Stock Option Plan         6

5     Opinion of Latham & Watkins.                                            8

23(a) Consent of Latham & Watkins (included in Exhibit 5).                   --

23(b) Consent of Ernst & Young LLP.                                           9

24    Power of Attorney (included on page 4 of this Registration Statement)  --